SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
 Act of 1934
                              (Amendment No.___)

 Filed by the Registrant       X

 Filed by a Party other than the Registrant

 Check the appropriate box:

      Preliminary Proxy Statement

      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   X  Definitive Proxy Statement

      Definitive Additional Materials

      Soliciting Material Pursuant to <section> 240.14a-11(c) or
      <section> 240.14a-12

                    MID-WISCONSIN FINANCIAL SERVICES, INC.
               (Name of Registrant as Specified In Its Charter)

                             NOT APPLICABLE
 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

   X  No fee required

      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid: ___________________________

      (2)  Form, Schedule or Registration Statement No: ________________

      (3)  Filing Party: ___________________________

      (4)  Date Filed: ___________________________

                  MID-WISCONSIN FINANCIAL SERVICES, INC.

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          _______________

     The annual meeting of shareholders of Mid-Wisconsin Financial Services, Inc. will be held at Simek Recreational Center, 1037 W. Broadway Avenue, Medford, Wisconsin, on April 24, 2001, at 5:00 p.m.* local time. The following proposals will be presented to the shareholders at the annual meeting:

     1. The election of two Class I directors for terms which will expire at the annual meeting of shareholders to be held in 2002 and three Class III directors for terms which will expire at the annual meeting of shareholders to be held in 2004;

     2. Approval of the appointment of Wipfli Ullrich Bertelson LLP as independent auditors for the year ending December 31, 2001; and

     3.  Any other business that properly comes before the meeting.

     The record date for determining the holders of common stock entitled to notice of and to vote at the annual meeting or any adjournment thereof is March 3, 2001.

     PLEASE PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.


 March 23, 2001
                                       By order of the Board of
                                       Directors

                                       WILLIAM A. WEILAND
                                       William A. Weiland
                                       Secretary/Treasurer

 *Registration will begin at 4:30 p.m. to allow the meeting to begin promptly at 5:00 p.m.
                   ____________________________

       A PROXY CARD AND POSTAGE FREE ENVELOPE ARE ENCLOSED.

                          PROXY STATEMENT

              MID-WISCONSIN FINANCIAL SERVICES, INC.
                       132 WEST STATE STREET
                     MEDFORD, WISCONSIN 54451

                          MARCH 23, 2001


                     SOLICITATION OF PROXIES

     We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Mid-Wisconsin Financial Services, Inc. for use at the 2001 annual meeting of shareholders, including any adjournment thereof. The annual meeting will be held at 5:00 p.m., at Simek Recreational Center, 1037 W. Broadway Avenue, Medford, Wisconsin, on April 24, 2001. Registration will begin at 4:30 p.m. to allow the meeting to begin promptly at 5:00 p.m.


             PROXIES AND VOTING PROCEDURES

 YOUR VOTE

     Your vote is important. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy promptly in order to be sure that your shares are voted. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the company at our principal office in Medford, Wisconsin, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice to the presiding officer at the annual meeting.

     All shares represented by your properly completed proxies which have been submitted to the company prior to the meeting (and which have not been revoked) will be voted in accordance with your instructions. IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A PROPOSAL, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

     If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies in the form of proxy furnished to you by the Board will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote. We do not anticipate that any other matters will be raised at the annual meeting.
                                   -1-
 SHAREHOLDERS ENTITLED TO VOTE

     Shareholders at the close of business on the record date are entitled
 to notice of and to vote at the annual meeting.   Each share is entitled
 to one vote on each proposal properly brought before the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by an inspector of elections appointed by the Board. On the record date, March 3, 2001, there were 1,695,452 shares of common stock outstanding.

 QUORUM, REQUIRED VOTE AND RELATED MATTERS

     Quorum. A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy. For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum. Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

     BROKER NON-VOTES. If you hold shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to each proposal to be voted upon. Brokers or nominees who are the holders of record of company common stock for customers generally have discretionary authority to vote on certain routine matters. However, such brokers generally will not have authority to vote on other matters if they have not received instructions from their customers. If you do not give your broker or nominee specific instructions, your shares may not be voted on each proposal and will not be counted in determining the number of shares necessary for approval. In determining the vote of a shareholder on matters for which a broker or nominee does not have the authority to vote, shares held of record by the broker or nominee will be recorded as a "broker non-vote."

     Election of Directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote. For this purpose, a "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum of three directors to be chosen at the annual meeting. You may vote in favor of the nominees specified on the accompanying form of proxy or may withhold your vote as to one or more of such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

     Approval of Auditors. The appointment of auditors (Proposal No. 2) will be approved if more shares are voted for the proposal than are voted against the proposal. Shares not voted (because of abstention, broker non-vote, or otherwise) will have no effect on the approval of auditors.
                                   -2-
 COSTS OF SOLICITATION

     In addition to solicitation by mail, officers, directors and regular employees of the company and its subsidiaries may solicit proxies in person or by telephone, facsimile, electronic mail or other forms of communication. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding proxy material to beneficial owners of our common stock, will be borne by the company.

 PROXY STATEMENT PROPOSALS

     Any shareholder who intends to present a proposal at the annual meeting to be held in 2002 must deliver the written proposal to the Secretary of the company at our office in Medford, Wisconsin, not later than November 24, 2001, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

              PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     Our Board is composed of three classes of directors, consisting of four Class I, four Class II, and three Class III directors. One class of directors is to be elected each year to serve a three-year term. Any vacancy may be filled by the Board until the next succeeding annual meeting of shareholders. Directors may not continue to serve beyond the end of the calendar quarter in which they attain age 65.

     During 2000, Kim A. Gowey, DDS and Brian B. Hallgren were elected by the Board to fill the vacancies in Class I caused by the retirements of James R. Peterson and Jack E. Wild. Robert J. Schoofs was elected to fill the vacancy in Class III created by the retirement of Ronald D. Isaacson. At the annual meeting, shareholders will be asked to elect Dr. Gowey and Mr. Hallgren as Class I directors for the remainder of the terms which will expire at the annual meeting of shareholders to be held in 2002. Shareholders will also be asked to elect James F. Melvin, Norman A. Hatlestad and Mr. Schoofs as Class III directors for terms which will
 expire at the annual meeting to be held in 2004.   Each of the candidates
 has consented to serve if elected, but in the event one or more of the nominees is not a candidate at the annual meeting, it is the intention of the proxies to vote for such substitute or substitutes as may be designated by the Board.
                                   -3-
     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR CLASS I DIRECTOR AND THE THREE NOMINEES FOR CLASS III DIRECTOR. The following information is furnished with respect to the nominees and all continuing directors:

   NAME, AGE,                               CLASS AND
   PRINCIPAL OCCUPATION                     YEAR IN WHICH YEAR FIRST
   OR EMPLOYMENT AND                        TERM WILL     BECAME A
   OTHER AFFILIATIONS*                      EXPIRE        DIRECTOR
 NOMINEES FOR CLASS I DIRECTOR

 KIM A. GOWEY, DDS, 47                      Class I       2000
  Cosmetic & Implant Dentistry              2002
  of Wisconsin; Chairman of
  Mid-Wisconsin Bank

 BRIAN B. HALLGREN, 40                      Class I       2000
   Vice President, B&B                      2002
   Engineering Corporation

 NOMINEES FOR CLASS III DIRECTOR

 NORMAN A. HATLESTAD, 59                    Class III     1992
   President, Medford Auto Supply,
   Inc./NAPA                                2004

 JAMES F. MELVIN, 51                        Class III     1992
   Chairman of the Board of                 2004
   the company and President of
   the Melvin Companies

 ROBERT J. SCHOOFS, 47                      Class III     2000
  Corporate General Manager,                2004
  Weather Shield Mfg., Inc.

 CONTINUING DIRECTORS

 JAMES N. DOUGHERTY, DVM, 63                Class I       1991
   Retired Veterinarian, formerly a         2002
   consultant for Miles Animal Health

 JAMES P. HAGER, 49                         Class I       2000
   General Manager,                         2002
   Harmony Country Cooperatives

 KATHRYN M. HEMER, 41                       Class II      1999
   Family Nurse Practitioner,               2003
   The Medford Clinic

 GENE C. KNOLL, 47                          Class II      1988
   President and Chief Executive Officer    2003
   of the company and President and
   Chief Executive Officer of
   Mid-Wisconsin Bank

   NAME, AGE,                               CLASS AND
   PRINCIPAL OCCUPATION                     YEAR IN WHICH YEAR FIRST
   OR EMPLOYMENT AND                        TERM WILL     BECAME A
   OTHER AFFILIATIONS*                      EXPIRE        DIRECTOR

 CONTINUING DIRECTORS
 Kurt D. Mertens, 45                        Class II      1997
   Secretary and Treasurer, Loos            2003
   Machine Shop, Inc.

 FRED J. SCHROEDER, 63                      Class II      1986
  Vice President of the company;            2003
  formerly  Executive Vice President and
  Trust Officer of Mid-Wisconsin Bank
  and Mayor of City of Medford

     * Each director of the company is also a director of Mid-Wisconsin
 Bank.

 COMMITTEES AND MEETINGS

     The Board does not appoint audit, compensation, or nominating committees. The functions of audit and compensation committees are fulfilled by committees appointed by the Board of Directors of Mid-Wisconsin Bank, the company's wholly owned subsidiary. Members of the Board who sit on the bank committees do so in their capacities as members of the bank's board of directors.

     Mr. Mertens, Ms. Hemer and Mr. Hallgren serve as members of the bank's Audit Committee. The bank's Audit Committee held 6 meetings during 2000. The committee reviews our financial reports, our system of internal financial controls and the appointment, independence and performance of our independent auditors. See "Report of the Audit Committee, page 6."

     The functions of a nominating committee are performed by the Board which will consider nominations for directors submitted by shareholders. Recommendations concerning nominations with pertinent background information should be directed to the Chairman of the Board, in care of the company. The Board has not adopted formal procedures with respect to nominee recommendations.

     The Executive Committee of the bank reviews and establishes executive
 compensation and recommended the grant of stock options in 2000.   Mr.
 Melvin, Mr. Hager, Dr. Gowey and Mr. Schoofs serve on the Executive Committee. The committee met 14 times during 2000. See "Committees' Report on Executive Compensation Policies," page 10.

     During 2000, the Board met eight times. All of the directors attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of the Board on which they served.
                                   -5-
 REPORT OF THE AUDIT COMMITTEE

     The Audit Committee assists the Board in monitoring the integrity of the company's financial statements and the independence and the performance of the company's independent auditors. The Board has not adopted an audit committee charter. Each member of the Audit Committee is an "independent director" as determined in accordance with Rule 4200(a)(14) of the listing requirements for The Nasdaq Stock Market. This report summarizes the actions of the Audit Committee with respect to the company's financial statements for the last fiscal year.

     Management has primary responsibility for the company's financial statements and the filing of financial reports with the Securities and Exchange Commission. The Audit Committee periodically reviewed and discussed, prior to their issuance, the company's financial statements with management, other company financial personnel and representatives of Wipfli Ullrich Bertelson LLP ("Wipfli"), the company's independent auditors. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee's review of the financial statements included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

     The Audit Committee received from Wipfli the written disclosure and the letter relating to the independence of the firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The committee also discussed with Wipfli the independence of the firm for the purposes of expressing an opinion on the company's financial statements and considered whether the provision of nonaudit services is compatible with maintaining the independence of the firm. During the last fiscal year, Wipfli billed aggregate fees for various services in the following categories:

     AUDIT FEES
     Audit fees for professional services rendered for the audit of the company's financial statements for fiscal year 2000 and review of the unaudited financial statements included in the company's quarterly reports on Form 10-Q were $57,750.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
     Wipfli did not perform any professional services in 2000 with respect to the company's information systems, management of the company's local area network, or the design or implementation of a hardware or software system that aggregates source data for the company's financial statements or generates information significant to the statements.

     ALL OTHER FEES
     The firm's aggregate fees billed in 2000 for services to the company other than fees for services described under "Audit Fees" were $13,525. These fees represented professional services relating primarily to tax issues and the audit of the company's pension plans.

     On the basis of its reviews and discussions concerning the financial statements and the independence of the auditors described above, the Audit Committee recommended to the Board of Directors that it approve the
                                   -6-
 inclusion of the company's audited financial statements in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

     This report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the company specifically incorporates this report by reference therein.

     MEMBERS OF THE AUDIT COMMITTEE
     Kurt D. Mertens, Chairman
     Kathryn M. Hemer
     Brian B. Hallgren

 DIRECTOR COMPENSATION

     FEES.   Directors received an annual retainer of $1,800 and meeting fees of $150 for each meeting of the Board attended. Bank directors also receive an annual retainer of $3,000 in addition to board and committee meeting fees of $300 and $200, respectively. Directors were also eligible in 2000 for special directors' fees under plans of the company and the bank which provide for a maximum payment of 60% of the directors' annual retainers. Special fees are determined by the extent of the company's and bank's achievement of three key performance indicators established by the Board prior to each fiscal year. In 2000, directors did not receive special fees under this plan. During 2000, no director received more than the standard arrangements described above.

     DEFERRED COMPENSATION PLAN. Each director's annual retainer is deferred and credited to the director's stock equivalent account under the Directors' Deferred Compensation Plan. Directors may also elect to defer committee and meeting fees and other director compensation into a stock equivalent account or a cash account. Account balances may not be transferred between funds. Stock equivalent units represent the number of shares of our common stock which could have been purchased with the amount of fees deferred if the fees had been paid in cash. A director's account is also credited with stock equivalent units representing the common stock which could, hypothetically, have been purchased with the hypothetical cash dividends which would have been paid on the accumulated stock equivalent units had they been actual common stock. No actual stock is made available to the directors under the plan. Deferred fees credited to the cash account are credited with interest each fiscal year at a rate equal to 400 basis points less than our return on equity for the preceding fiscal year.

     Accounts become payable after a director's termination of service in a lump sum or in installments over a period not in excess of five years.
 The timing and form of payments are elected by each director. In the event a director's service terminates because of a change of control of the company, as defined in the plan, payment of all deferred amounts will be made in a lump sum. During 2000, Dr. Dougherty, Dr. Gowey, Mr. Hallgren, Ms. Hemer, Mr. Schroeder, Mr. Hatlestad and Mr. Schoofs elected to defer the director or meeting fees otherwise payable to them.
                                   -7-
     RETIREMENT PLAN. Directors who complete 20 years of service are eligible to receive a retirement benefit equal to the retainer fees paid by at the company and the bank for their first year of retirement. Directors who retire with less than 20 years of service receive a prorated retirement benefit (with a minimum of 50%) of the retainer fees paid by for their first year of retirement. Retired directors remain available for consultation for a one-year period following retirement.

          BENEFICIAL OWNERSHIP OF COMMON STOCK

     Based on information publicly available from the Securities and Exchange Commission, on the record date no shareholder was known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock.

     The following table sets forth, based on statements filed with the Securities and Exchange Commission or otherwise made to us, the amount of common stock which is deemed beneficially owned on the record date by each of the directors and each of the executive officers named in the summary compensation table on page 9. The amounts indicated include, as applicable, shares subject to options exercisable within 60 days, shares held by spouses and minor children and shares held indirectly in trust for the benefit of the directors and/or their spouses, children or parents.

                         SHARES OF COMMON       PERCENT
     NAME                STOCK BENEFICIALLY OWNED OF CLASS
 James N. Dougherty, DVM   26,000                1.53%
 Kim A. Gowey, DDS         29,621                1.75%
 James P. Hager               300                  *
 Brian B. Hallgren            100                  *
 Norman A. Hatlestad        3,464                  *
 Kathryn M. Hemer           3,020                  *
 Gene C. Knoll              6,811                  *
 James F. Melvin           39,547                2.33%
 Kurt D. Mertens           10,766                  *
 Robert J. Schoofs          1,200                  *
 Fred J. Schroeder         18,129                1.07%
 William A. Weiland         3,643                  *
 All directors, nominees
 and executive officers
 as a group (13 persons)  142,631                8.41%

      *Less than 1%

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who own more than 10% of our common stock ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting persons are also required by SEC regulations to furnish us with copies of all section 16(a) forms filed by them with the SEC. Based solely on our review of the copies of the section 16(a) forms received by us or upon written representations from certain of these reporting persons as to compliance with the section 16(a) regulations, we are of the opinion that
                                   -8-
 during the 2000 fiscal year, all filing requirements applicable under section 16 to the reporting persons were satisfied.

             EXECUTIVE OFFICER COMPENSATION

 SUMMARY COMPENSATION TABLE

     The table below sets forth compensation awarded, earned or paid by us and our subsidiaries for services in all capacities during the three years ended December 31, 2000, 1999, and 1998 to our Chief Executive Officer and each other executive officer as of December 31, 2000 whose total annual salary and bonus compensation for the most recent fiscal year exceeded $100,000.

                          Summary Compensation Table

                      Annual Compensation
                                                                    Long Term
                                                                    Compensation
                                                                    Awards

                                                                    Securities
                                                                    Underlying
 Name and Principal                                   Other Annual  Options   All Other
 Position                Year     Salary(1)   Bonus   Compensation  SARs(#)   Compensation
 Gene C. Knoll           2000     $135,000    $     0      $0        478      $23,284(2)
 President and CEO       1999     $130,000    $16,200      $0        500      $23,390
 and a director of the   1998     $120,000    $19,344      $0        440      $27,490
 company and the
 bank

 William A. Weiland      2000     $ 96,000    $     0      $0        340      $13,022(3)
 Secretary and           1999     $ 93,900    $10,484      $0        358      $10,587
 Treasurer of the
 company and Exec.
 Vice President of the
 bank

      (1)Includes amounts deferred under company's 401(k) plan.
      (2)Includes director and meeting fees of $8,950 paid by us and the bank and contributions of $14,344 under our retirement plans.
      (3)Includes secretary fees of $3,000 paid by us and the bank and contributions of $10,022 under our retirement plans.

 STOCK OPTIONS

     OPTION GRANTS. We maintain a stock option plan pursuant to which options to purchase common stock may be granted to key employees. The following table presents certain information with respect to grants of stock options during 2000 to each executive officer named in the summary compensation table.

                 Option/SAR Grants in Last Fiscal Year

                                                   Potential Realizable
                                                   Value at Assumed Annual
                                                   Rates of Stock Price
                      Individual Grants            Appreciation for Option Term


                                % of total
                 Number of      Options/
                 Securities     SARs Granted
                 Underlying     to Employees  Exercise or
                 Options/SARs   in Fiscal     Base Price
                 Granted        Year          ($/Sh)        Expiration     5%     10%
 Name            (#)                                          Date        ($)(1) ($)(1)
 Mr. Knoll         478          18.6%         $28.25       12/31/10      $9,593  $25,023
 Mr. Weiland       340          13.2%         $28.25       12/31/10      $6,824  $17,799

 (1)Assumes price of common stock is $48.32 (5%) and $80.60 (10%) on December
    31, 2010. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of our common stock over the exercise price on the date the option is exercised. There is no assurance that the market price of our common stock will increase as assumed for purposes of this pricing model and no projections as to the actual future value of our common stock are intended or made.

     OPTION EXERCISES AND YEAR END HOLDINGS. The following table sets forth information regarding the exercise of stock options in 2000 by the executive officers named in the summary compensation table and the December 31, 2000 value of unexercised stock options held by such officers.

    Aggregated Option/SAR Exercises in Last Fiscal Year
                      and FY-End Option/SAR Values

              Shares               Number of Securities       Value of Unexercised In-the-
              Acquired on Value    Underlying Unexercised     Money Options/SARs at FY-
              Exercise    Realized Options/SARS at FY-End(#)  End($)
 Name         (#)         ($)      Exercisable  Unexercisable Exercisable  Unexercisable
 Mr. Knoll    538         $1,345      935          940             $0             $0

 Mr. Weiland  390         $  975      670          674             $0             $0


 COMMITTEES' REPORT ON EXECUTIVE COMPENSATION POLICIES

     During 2000, compensation policies were established by the Executive Committee of the bank. See "Committees and Meetings." The Executive Committee established and reviewed base salaries of executive officers of the bank and was also responsible for the administration of executive bonus and incentive programs. No salaries or bonuses are paid by the company to executive officers, although the company reimburses the bank for services provided to it by the bank officers.
                                  -10-
     The compensation program for executive officers may include various grants under the company's stock option plan. The company's stock option plan is administered by the Stock Option Plan Committee appointed by the Board of Directors. The Stock Option Plan Committee generally considers recommendations of the Executive Committee with respect to grants, but the Stock Option Plan Committee has full discretion and control over whether a grant will be made and the amount and terms of any such grant. Insofar as this report includes a description of the compensation policies relating to the stock option plan, this report is a joint report of the Executive Committee and of the Stock Option Plan Committee.

     This report describes the policies of the Executive Committee, the Stock Option Plan Committee, and the company as in effect in 2000. Policies in effect from time to time for years after 2000 may change as circumstances change and the committees deem it appropriate to revise the company's compensation programs.

     GENERAL. The executive compensation policies are designed to attract and retain individuals who have experience in banking or who otherwise have particular training or skills which will satisfy particular requirements of the company and the bank and to reward job performance which the Executive Committee believes to be at or above the level expected of the bank's executive officers. The total compensation paid to executive officers and the retirement and other fringe benefit programs are designed to offer a level of compensation which is competitive with other Wisconsin banks or bank holding companies of comparable size. In making compensation comparisons, the Executive Committee attempts to use only those bank holding companies or banks whose size and operations are similar to the company. Few, if any, of those bank holding companies or banks are publicly traded or included in the Nasdaq Bank Stock Index of bank holding companies' stock performance under the heading "Stock Price Performance Graph." Given the disparity in size between financial institutions and the fact that many, but not all, bank holding company executives also serve as executive officers of bank subsidiaries, it is difficult to draw exact comparisons with the compensation policies of other bank holding companies or banks. The determination of appropriate compensation levels by the Executive Committee is, therefore, subjective.

     The bank's overall compensation policy is designed so that approximately 20% to 35% of each executive officer's compensation is directly tied to the performance of the bank through a combination of annual incentive bonuses which are based on each fiscal year's financial performance and stock based incentive programs which reflect the performance of the company's common stock.

     BASE SALARIES. The Executive Committee considers and reviews general surveys of bank or financial industry compensation prepared by the Wisconsin Bankers Association and Sheshunoff Bank Data, an independent provider of data concerning financial institutions, in order to gauge the relationship of the bank's base salary levels to the levels of comparable financial institutions. Base salaries of the company's executive officers primarily reflect the services performed for the respective bank or holding company operations for which the individual has principal management responsibilities.

     Annual increases in base salary are determined by the overall objective of maintaining competitive salary levels, more general factors such as the rate of inflation and individual job performance. Individual job performance, including satisfaction of individual performance objectives and goals and the accomplishment of specified programs in appropriate cases, is the most
                                  -11-
 important factor considered by the Executive Committee in determining appropriate increases in base compensation.

     During 2000, the company's Chief Executive Officer ("CEO") established individual performance objectives and goals for executive officers other than himself, including the accomplishment of specified programs in appropriate cases, and reviewed each individual's performance in relationship to those criteria with the Executive Committee and the Board of Directors of the company. Based on such performance evaluations, the CEO made recommendations to the Executive Committee with respect to increases in the base salary of the executive officers. The company's Board of Directors makes the final determination of the executive officers' base salaries.

     The CEO's base salary is reviewed by the Executive Committee on the same basis as that of the company's other executive officers, except that in 2000, it was the boards of directors of the bank and of the company which established individual performance objectives for the CEO and reviewed his accomplishment of those objectives. The company's Board of Directors makes the final determination of the CEO's base salary.

     INCENTIVE COMPENSATION BASED ON FINANCIAL PERFORMANCE OF THE COMPANY AND INDIVIDUAL PERFORMANCE. Executive officers participated in the bank's TeamBank Bonus Plan which is maintained for all bank employees. The TeamBank Bonus Plan is intended to promote shareholder value and bonuses are based on achievement of three key performance indicators. The bonuses payable under the TeamBank Bonus Plan are expected to range from approximately 2.4% to approximately 30% of base salary on an annual basis. No bonuses were paid in 2000 under the plan.

     STOCK BASED COMPENSATION. Executive officers of the company and key employees of the bank were eligible in 2000 to participate in the company's 1999 Stock Option Plan. The Stock Option Plan Committee has not established formal criteria by which the size of plan grants are determined, but does consider the amount and terms of each grant already held by an executive officer in determining the size and amount of any new grant. The value of options granted under the plan are related to the long-term performance of the company's common stock and therefore provide an identity of interests between the company's executive officers and its shareholders.

     COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Executive Committee met at various times throughout the 2000 fiscal year to review and establish executive compensation levels and programs. No member of the Committee or the Stock Option Plan Committee was an employee of the company or the bank in 2000. See "Committees and Compensation of the Board of Directors."

     STOCK OPTION PLAN COMMITTEE            EXECUTIVE COMMITTEE
     JAMES N. DOUGHERTY, DVM                 JAMES F. MELVIN
     JAMES P. HAGER                          JAMES P. HAGER
     KIM A. GOWEY, DDS                       KIM A. GOWEY, DDS
                                             ROBERT J. SCHOOFS

                   STOCK PRICE PERFORMANCE GRAPH

     The following graph and table compares the yearly percentage change in the cumulative total shareholder return of our common stock for the five year period beginning December 31, 1995 with the University of Chicago Center for Research in Security Prices ("CRSP") Nasdaq Bank Stock Index, the Media General Financial Services Nasdaq Stock Market Index, and Media General Financial Services' Russell 2000 Index. The CRSP Nasdaq Bank Stock Index indicates the performance of the stock of financial institutions or bank holding companies over the five year period. The Media General Financial Services Nasdaq Stock Market Index indicates the performance of all stocks which were traded on the Nasdaq Stock Market (including the Nasdaq National Market and the Nasdaq SmallCap Market) during the entire five year period.
 The Russell 2000 Index includes the 2000 smallest companies in the Russell 3000 Index (which consists of the 3,000 largest companies whose stock is traded in U.S. markets, based on market capitalization). Our common stock is not included in any of these indices. We believe that a comparison of our common stock with the performance of the Russell 2000 Index is more appropriate given the greater disparity in size between us and the companies included in the Nasdaq Stock Market Index.

     The graph and table assume that the value of an initial investment in our common stock and each index on December 31, 1995 was $100 and that all dividends were reinvested. Prices of our common stock for the years ended December 31, 1998 represent the bid quotations as published in the MILWAUKEE JOURNAL SENTINEL and since 1998, the bid prices reported on the OTC Bulletin Board. The prices do not reflect retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. There is no active established trading market in our common stock.
                                  -13-
 [Stock Price Performance Graph deleted pursuant to Rule 304(d) of Regulation S-T. Data reported in the graph is also reported in the following tabular form in the proxy statement delivered to shareholders.]

                 Value of Hypothetical Investment
                           December 31,

                                   1995      1996      1997      1998      1999      2000
 Mid-Wisconsin Financial           $100.00  $126.70  $147.99   $145.51   $160.57   $134.52
 Services, Inc.*
 MG Nasdaq Market Index            $100.00  $124.27  $152.00   $214.39   $378.12   $237.66
 CRSP Bank Stock Index             $100.00  $132.00  $221.10   $219.60   $211.10   $241.10
 Russell 2000 Index                $100.00  $116.61  $142.66   $138.66   $165.82   $158.66

         *There is no active established trading market in our common stock.
          The values represented for our common stock are based on bid quotations as published in the MILWAUKEE JOURNAL SENTINEL for the years ended December 31, 1998 and thereafter on the OTC Bulletin Board.

                  CERTAIN RELATIONSHIPS
                AND RELATED TRANSACTIONS

     During 2000, in the ordinary course of business, our directors and officers, directors and officers of the bank and many of their associates and the firms for which they serve as directors and officers conducted transactions with the bank. All employees of the bank are eligible to borrow up to a maximum of $50,000 at rates that are adjusted quarterly to an amount equal to the sum of (i) the average rate paid by the bank on certificates of deposit, (ii) 1.5%, and (iii) the FDIC premium rate on deposits. All other loans to directors and officers and to persons or firms affiliated with such directors and officers were made at substantially the same interest rates as those prevailing at the time for comparable transactions with unrelated persons. All loans made to directors and officers and their affiliates were subject to substantially the same collateral requirements, did not involve more than normal risk of collectability, and did not present other unfavorable features as compared to loans made to unrelated persons. We expect that transactions such as those described above will continue in the future.

                 PROPOSAL NO. 2 - APPROVAL OF THE
                APPOINTMENT OF INDEPENDENT AUDITORS

     At the annual meeting, shareholders will be asked to approve the appointment of the firm of Wipfli Ullrich Bertelson LLP as independent auditors to audit our books, records and accounts for the fiscal year ending December 31, 2001. The firm has served as our auditors since 1990. We have a policy of reviewing the provision of professional and other services based on such factors as the cost, timeliness and quality of the services provided. Pursuant to this policy, we have retained the right to appoint a different firm of independent auditors for the 2001 fiscal year if such appointment is deemed in our best interest.

     Representatives of Wipfli Ullrich Bertelson LLP will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions.

     THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF WIPFLI ULLRICH BERTELSON LLP. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

             CORPORATE SUMMARY ANNUAL REPORT

     The 2000 Summary Annual Report, which includes condensed consolidated financial statements for the years ended December 31, 2000, 1999 and 1998, has been mailed concurrently with this proxy statement to shareholders as of the record date. The 2000 Summary Annual Report and the 2000 Form 10-K Annual Report do not constitute a part of this proxy statement.

     March 23, 2001                By order of the Board
                                   of Directors

                                   WILLIAM A. WEILAND

                                   William A. Weiland
                                   Secretary/Treasurer

               PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.
                                  -16-

                     Mid-Wisconsin Financial Services, Inc.

                          ____________________________











                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

                                PROXY STATEMENT

                         2000 FORM 10-K ANNUAL REPORT




                    MID-WISCONSIN FINANCIAL SERVICES, INC.
                  PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING
                                  APRIL 24, 2001

      The undersigned hereby appoint(s) James N. Dougherty, DVM and Fred J. Schroeder, and each of them, with full power of substitution, proxies of the undersigned to vote all shares of common stock of Mid-Wisconsin Financial Services, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 24, 2001 and at any adjournments thereof (the "Annual Meeting"). The proxies have the authority to vote such stock as directed below with respect to the proposals set forth in the proxy statement with the same effect as though the undersigned were present in person and voting such shares. The undersigned hereby revokes all proxies previously given to vote at the Annual Meeting.

      THE DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF EACH NOMINEE AND THE APPROVAL OF AUDITORS.

 1.Election of Class I directors:  KIM A. GOWEY, DDS AND BRIAN B. HALLGREN

            FOR               WITHHOLD AUTHORITY

 Election of Class III directors: NORMAN A. HATLESTAD, JAMES F. MELVIN, AND ROBERT J. SCHOOFS

            FOR               WITHHOLD AUTHORITY

 (Instruction: To withhold authority to vote for any individual nominee(s), print the name of any Class I or Class III nominee(s) on the space provided:
      __________________________________________________________________

 2.To approve the appointment of Wipfli Ullrich Bertelson LLP as independent auditors for the year ending December 31, 2001.

                              FOR          AGAINST          ABSTAIN


                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

 IF NO SPECIFIC VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

                       (CONTINUED FROM OTHER SIDE)

 Please sign exactly as name appears below.


 When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                    ____________________________________
                                                Signature

                                    ____________________________________
                                        Signature if held jointly

                                    Dated ________________________, 2001



 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.